Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

a21, Inc.
Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-86946, 333-96661 and 333-140693) of a21, Inc. of our report dated March 28, 2008 relating to the consolidated financial statements which appears in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

West Palm Beach, Florida	/s/ BDO Seidman, LLP
March 28, 2008	Certified Public Accountants